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                       SECURITIES AND EXCHANGE COMMISSION
                           Washington,  D.C.  20549


                                   FORM 8-K



Date of report (Date of earliest event reported):      February 23, 1998



                         AFTERMARKET TECHNOLOGY CORP.
            ------------------------------------------------------
            (Exact Name of Registrant as Specified in Its Charter)


         Delaware                        0-21803               95-4486486
-------------------------------        ------------         ----------------
(State or Other Jurisdiction of        (Commission          (I.R.S. Employer
Incorporation or Organization)         File Number)         Identification No.)



900 Oakmont Lane - Suite 100, Westmont, IL                    60559
------------------------------------------                   -------
(Address of Principal Executive Offices)                   (Zip Code)



Registrant's Telephone Number, Including Area Code:        (630) 455-6000
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                         AFTERMARKET TECHNOLOGY CORP.

                                   FORM 8-K

ITEM 5.   OTHER EVENTS.

     On February 23, 1998, Aftermarket Technology Corp. (the "Company") released its financial results for the quarter and year ended December 31, 1997. Attached as Exhibit 99 hereto is a copy of the press release issued by the Company announcing such results. On February 24, 1998, Stephen J. Perkins, Chairman of the Board, President and Chief Executive Officer of the Company, and John C. Kent, Chief Financial Officer of the Company, conducted a securities analyst/investor meeting at which the following additional information was disclosed:

FOURTH QUARTER REVENUE BY CUSTOMER GROUP

     Sales to OEM customers during the fourth quarter of 1997 were $38.5 million compared to $40.5 million during the fourth quarter of 1996, reflecting lower shipments to Chrysler during the fourth quarter of 1997 partially offset by $3.2 million of sales by ATS Remanufacturing, which was acquired in July 1997. Sales to Independent Aftermarket customers during the fourth quarter of 1997 were $51.1 million compared to $33.0 million during the fourth quarter of 1996. Fourth quarter 1997 sales to the Independent Aftermarket included $16.2 million of sales by REPCO Industries, Trans Mart and Metran, which were acquired in January, August and November 1997, respectively.

ANNUAL REVENUE BY CUSTOMER GROUP

     Sales to OEM customers during 1997 were $162.3 million (including $5.6 million of sales by ATS Remanufacturing following its acquisition) compared to $141.5 million during 1996. Sales to Independent Aftermarket customers during 1997 were $183.8 million (including $44.4 million of sales by REPCO Industries, Trans Mart and Metran following their acquisitions) compared to $131.4 million during 1996.

REVENUE FROM ACQUISITIONS COMPARED TO INTERNAL GROWTH

     The Company's 1997 sales of $346.1 million were comprised of $296.1 million of sales from existing operations and $50.0 of sales from the four businesses acquired by the Company during 1997 (ATS Remanufacturing, REPCO Industries, Trans Mart and Metran). On a pro forma basis giving effect to the four acquisitions as of January 1, 1997, total sales for the year would have been $392.5 million, including $96.4 million from the four acquisitions.

CAPITALIZATION

     Total debt declined to $149.1 million (including $15.7 million under the Company's $100.0 million revolving credit facility) at December 31, 1997 from


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$197.4 million (including $64.2 million under the credit facility) at
September 30, 1997. The decline was due to the repayment of debt under the credit facility with proceeds from the Company's sale of 2.2 million shares of common stock in November 1997. Stockholders' equity increased to $175.6 million and debt as a percentage of capital declined to 46% at December 31, 1997 from $119.5 million and 62%, respectively, at September 30, 1997.

AUTOCRAFT ACQUISITION

     As previously disclosed, the Company has entered into a definitive agreement to acquire substantially all of the assets of the OEM Division of Autocraft Industries, Inc. (which acquisition is expected to be completed by the end of the first quarter of 1998, subject to the Company obtaining necessary financing and the satisfaction of certain conditions customary in this type of transaction, including receipt of certain third party consents and requisite governmental approvals). Below is certain unaudited pro forma financial data giving effect, as of January 1, 1997, to (i) the completion of the Autocraft acquisition and (ii) the incurrence of bank debt to finance the acquisition:


                                            YEAR ENDED DECEMBER 31, 1997
                                            ----------------------------
                                               ACTUAL        PRO FORMA
                                            -----------     ----------
                                              (DOLLARS IN MILLIONS)
Revenue Mix Data:
  Independent Aftermarket...............           53%            45%
  Chrysler..............................           32             20
  Ford..................................            -             15
  General Motors........................            2              7
  Other OEMs............................           13              9
  United Kingdom operations.............           -               4
                                               -------       --------
                                                  100%           100%
                                               -------       --------
                                               -------       --------
Capitalization Data:
  Bank debt..............................     $  15.7        $ 135.2
  Seller notes...........................        12.1           24.6
                                               -------       --------
  Total senior debt......................        27.8          159.8
  Subordinated debt......................       121.3          121.3
                                               -------       --------
  Total debt.............................       149.1          281.1
  Common equity..........................       175.6          175.6
                                               -------       --------
  Total capitalization...................       324.7          456.7
                                               -------       --------
                                               -------       --------
  Debt as a percentage of capital........         46%            62%


     The foregoing pro forma financial data (i) is not necessarily indicative of the results of operations that would actually have occurred if the Autocraft acquisition had been consummated as of January 1, 1997, (ii) is not necessarily indicative of the results of future operations, and (iii) does not contain all the information required by the Securities and Exchange Commission regarding pro forma financial statements.

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1998 EPS OUTLOOK

     The Company confirmed that analysts' estimates of the Company's earnings per fully diluted share for the year ending December 31, 1998 (which the Company understands range between $1.40 per share and $1.43 per share) are in line with the Company's expectations for the year. However, the Company indicated that, due to mild weather during the first quarter of 1998, it expects revenues for the quarter, and therefore earnings per share for the quarter, to be slightly below analysts' estimates. The Company expects that the operations to be acquired from Autocraft will produce between 5 cents and 7 cents of additional earnings per fully diluted share during 1998 if the Autocraft acquisition is completed by the end of the first quarter of 1998.

FORWARD LOOKING STATEMENT NOTICE

     The above paragraph captioned "1998 EPS Outlook" contains forward-looking statements that involve risks and uncertainties because such statements are based upon assumptions as to future events that may not prove to be accurate. There can be no assurance that actual results will not differ materially from those projected or implied by such statements. The factors that could cause actual results to differ include, but are not limited to, the possibility that the Autocraft acquisition may not be completed, concentration of sales to Chrysler, the Company's ability to achieve and manage growth, and competition, as well as other factors discussed in the Company's other filings with the Securities and Exchange Commission.



ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits

     Exhibit 99          Press release dated February 23, 1998



                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              AFTERMARKET TECHNOLOGY CORP.

Dated:  February 26, 1998

                                   By:  /s/ Joseph Salamunovich
                                       -----------------------------------
                                            Joseph Salamunovich
                                              Vice President

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